UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018 (July 5, 2018)
_________________________________
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
_________________________________

Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 5, 2018, The Scotts Miracle-Gro Company (the “Company”) entered into a Fifth Amended and Restated Credit Agreement, by and among the Company, as a Borrower; the Subsidiary Borrowers; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, and Mizuho Bank, Ltd. as Co-Syndication Agents; CoBank, ACB, Bank of America, N.A., Fifth Third Bank, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation and TD Bank N.A, as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties thereto (the “Fifth A&R Credit Agreement”).

Subject to the terms and conditions of the Fifth A&R Credit Agreement, the lenders have committed to provide the Company and certain of its subsidiaries with five-year senior secured loan facilities in the aggregate principal amount of $2.3 billion, comprised of a revolving credit facility of $1.5 billion and a term loan in the original principal amount of $800 million (the “New Credit Facilities”). The Fifth A&R Credit Agreement also provides the Company with the right to seek additional committed credit under the agreement in an aggregate amount of up to $500 million plus an unlimited additional amount, subject to certain specified financial and other conditions. The Fifth A&R Credit Agreement replaces the Company’s Fourth Amended and Restated Credit Agreement (described in Item 1.02 below), which was entered into on October 29, 2015 (the “Former Credit Agreement”).

The following descriptions of the Fifth A&R Credit Agreement and the New Credit Facilities are qualified in their entirety by reference to the Fifth A&R Credit Agreement and the Fifth Amended and Restated Guarantee and Collateral Agreement (the “Fifth A&R Guarantee Agreement”) referred to below, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Use of Proceeds. The proceeds of borrowings on the New Credit Facilities may be used: (i) to finance working capital requirements and other general corporate purposes of the Company and its subsidiaries; and (ii) to refinance the amounts outstanding under the Former Credit Agreement. The revolving credit facility will be available for issuance of letters of credit and for borrowings as set forth therein and the New Credit Facilities will terminate on July 5, 2023. The Former Credit Agreement would have terminated on October 29, 2020, if it had not been amended and restated pursuant to the Fifth A&R Credit Agreement.

Interest. Under the terms of the Fifth A&R Credit Agreement, loans made under the New Credit Facilities bear interest, at the Company’s election, at a rate per annum equal to either (i) the Alternate Base Rate plus the Applicable Spread (each, as defined in the Fifth A&R Credit Agreement) or (ii) the Adjusted LIBO Rate for the Interest Period in effect for such borrowing plus the Applicable Spread (all as defined in the Fifth A&R Credit Agreement). Swingline Loans shall bear interest at the applicable Swingline Rate set forth in the Fifth A&R Credit Agreement.

As of July 5, 2018, and until such time as the Company delivers to the Administrative Agent consolidated financial statements for the fiscal year ended September 30, 2018, the Applicable Spreads shall be the following rates per annum (i) 1.40% with respect to Eurocurrency Revolving Loans, (ii) 1.75% with respect to Eurocurrency Tranche A Term Loans, (iii) 0.40% with respect to ABR Revolving Loans and (iv) 0.75% with respect to ABR Tranche A Term Loans. The corresponding annual facility fee rate on the revolving credit facility shall be 0.35%. After the delivery of such financial statements, the Applicable Facility Fee Rate and Applicable Spreads shall be as set forth under the relevant column in the table appearing under the definition of Applicable Facility Fee Rate and Applicable Spread set forth in the Fifth A&R Credit Agreement.

Guarantors. The New Credit Facilities are guaranteed pursuant to the terms of the Fifth A&R Guarantee Agreement, dated as of July 5, 2018, by and among the Company and certain of its domestic subsidiaries, to and in favor of the Administrative Agent, for the Lenders. Under the Fifth A&R Credit Agreement, each future material direct or indirect domestic subsidiary of the Company will be required to guarantee the New Credit Facilities.

Security for the New Credit Facilities. The Fifth A&R Credit Agreement is secured by (i) a perfected first priority security interest in all of the accounts receivable, inventory and equipment of the Company and those of the Company’s domestic subsidiaries that are parties to the Fifth A&R Guarantee Agreement and (ii) the pledge of all of the capital stock of the Company’s domestic subsidiaries that are parties to the Fifth A&R Guarantee Agreement and 65% of the capital stock of the Company’s first-tier foreign subsidiaries, in each case subject to exceptions and minimum thresholds set forth in the Fifth A&R Credit Agreement and the Fifth A&R Guarantee Agreement. The collateral does not include any of the Company’s or the Company’s subsidiaries’ intellectual property.

Leverage Ratio. Under the Fifth A&R Credit Agreement, the Company must maintain a leverage ratio on the last day of each full quarter ending on or after June 30, 2018 not greater than the Maximum Leverage Ratio (as defined in the Fifth A&R Credit Agreement) set forth in the Fifth A&R Credit Agreement.

Restricted Payments. So long as no default or event of default has occurred and is continuing or would result therefrom, the Company may make Restricted Payments (as defined in the Fifth A&R Credit Agreement); provided that if after giving effect to any such Restricted Payment the Leverage Ratio is greater than 4.0 to 1.0, then the Company may only make Restricted Payments in an aggregate amount for each fiscal year not to exceed the amount set forth for such fiscal year ($200,000,000 for fiscal years 2018 and 2019 and $225,000,000 for fiscal year 2020 and thereafter).

Representations and Warranties; Other Covenants; Events of Default. The terms of the Fifth A&R Credit Agreement include customary representations and warranties, customary affirmative and negative covenants, customary financial covenants and customary events of default.

Item 1.02. Termination of a Material Definitive Agreement.

On July 5, 2018, the Company amended and restated the Fourth Amended and Restated Credit Agreement, dated as of October 29, 2015, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Fourth Amended and Restated Credit Agreement); JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; CoBank, ACB, Mizuho Bank, LTD., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, TD Bank N.A. and U.S. Bank National Association, as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties to the Fourth Amended and Restated Credit Agreement. The Fourth Amended and Restated Credit Agreement consisted of a five-year senior secured loan facilities in the aggregate amount of $1.9 billion, comprised of a revolving credit facility of $1.6 billion and a term loan in the original principal amount of $300 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable.

(b) Pro forma financial information:

Not applicable.

(c) Shell company transactions:

Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.1
Fifth Amended and Restated Credit Agreement, dated as of July 5, 2018, by and among The Scotts Miracle-Gro Company, as a Borrower; the Subsidiary Borrowers (as defined therein); JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, and Mizuho Bank, Ltd. as Co-Syndication Agents; CoBank, ACB, Bank of America, N.A., Fifth Third Bank, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation and TD Bank N.A, as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties thereto.

10.2
Fifth Amended and Restated Guarantee and Collateral Agreement, dated as of July 5, 2018, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Fifth Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: July 11, 2018	By: /s/ THOMAS RANDAL COLEMAN
Printed Name: Thomas Randal Coleman
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 11, 2018
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1
Fifth Amended and Restated Credit Agreement, dated as of July 5, 2018, by and among The Scotts Miracle-Gro Company, as a Borrower; the Subsidiary Borrowers (as defined therein); JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, and Mizuho Bank, Ltd. as Co-Syndication Agents; CoBank, ACB, Bank of America, N.A., Fifth Third Bank, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation and TD Bank N.A, as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties thereto.

10.2
Fifth Amended and Restated Guarantee and Collateral Agreement, dated as of July 5, 2018, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Fifth Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

5